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                                    EXHIBIT A

        Each of the undersigned hereby agrees that this Amendment No. 3 dated December 10, 2001, to Schedule 13D filed November 2, 2000, to which this Agreement is attached as Exhibit A, and any amendments thereto, may be filed on behalf of each such person.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:    December 10, 2001


                                   WEATHERFORD INTERNATIONAL, INC.

                                   By: /s/ Burt M. Martin
                                       -----------------------------------
                                   Name: Burt M. Martin
                                   Title: Vice President - Law & Secretary


                                   WEUS HOLDING, INC.

                                   By: /s/ Burt M. Martin
                                       -----------------------------------
                                   Name: Burt M. Martin
                                   Title: Assistant Secretary


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